U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2014

SEVEN ARTS ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34250	45-3138068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069

(Address of principal executive offices)

(323) 372-3080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, Peter Hoffman resigned as a Director of Seven Arts Entertainment Inc., and its subsidiaries (the "Company").

Section 8 - Other Events

Item 8.01 Other Events

On February 6, 2014, following a grand jury investigation that was previously disclosed, , the United States Attorney in the Eastern District of Louisiana issued an indictment against Peter Hoffman and an unrelated party for conspiracy and wire fraud in connection with State Film Infrastructure credits related to the property located at 807 Esplanade Avenue, New Orleans, Louisiana. The Company is not currently and is not expected to be a target of this investigation or any charges arising thereof.

Seven Arts Entertainment’s CEO, Kate Hoffman stated “The US Attorney in New Orleans has charged Mr Hoffman with falsely obtaining tax credits for film infrastructure expenses for the restoration of a historic property for the purpose of establishing a residential and post production facility in New Orleans. Yet, these Film Infrastructure credits were certified and re-certified by Louisiana state authorities. Two forensic audits have been performed and accepted by the State. While the US Attorney seems to assert that the building is not in use as a residential and post production facility it has, as previously announced, been open and operating as such since July 2012. Several theatrical motion picture and television productions have enjoyed doing production work at the property with many more scheduled for 2014”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEVEN ARTS PICTURES, INC.

Date: February 12, 2014	By:	/s/ Katrin Hoffman
Katrin Hoffman, acting CEO